Smith Barney Large Cap Core Fund
                      Smith Barney Growth and Income Fund
               Smith Barney International Aggressive Growth Fund
            Smith Barney Premier Selections All Cap Growth Portfolio
                     Smith Barney Large Cap Core Portfolio
                    Smith Barney Growth and Income Portfolio
                          Select Government Portfolio

                                125 Broad Street
                            New York, New York 10004


                                October 18, 2001


Dear Shareholder:

         Enclosed you will find a proxy statement, proxy card and other voting materials relating to a Special Meeting of Shareholders of the Funds that was originally scheduled to be held this past October 15th at the Funds' offices at 7 World Trade Center in New York. As you may know, this building was destroyed on September 11, 2001, causing the postponement of the Meeting. The Meeting will now be held at the offices of Bingham Dana LLP, on

                     Tuesday, December 4, 2001 at 11:00 a.m.
                           399 Park Avenue, 21st Floor
                            New York, New York 10022

         Also enclosed is a supplement to the notice of meeting and the proxy statement which includes the new time and place for the Meeting, and which updates certain other information contained in the proxy statement.

         Please read the enclosed materials carefully. If you cannot attend the Meeting, you may participate by proxy, by either mailing the enclosed proxy card or by voting. After you have reviewed the enclosed materials, please cast your vote on the enclosed proxy card or vote by telephone or over the Internet. Instructions for telephone and Internet voting are enclosed.

                                                     Sincerely,


                                                     Heath B. McLendon
                                                     President

                         The Travelers Insurance Company
                       The Travelers Life Annuity Company

                                October 18, 2001


Dear Contract Owner:

         A Special Meeting of Shareholders of Smith Barney Premier Selections All Cap Growth Portfolio, Smith Barney Large Cap Core Portfolio, Smith Barney Growth and Income Portfolio and Select Government Portfolio, originally scheduled for October 15th, will be held at the offices of Bingham Dana LLP, on

                     Tuesday, December 4, 2001 at 11:00 a.m.
                           399 Park Avenue, 21st Floor
                            New York, New York 10022

         All or part of the variable portion of your annuity Contract is invested in units in a separate account investment division that corresponds to shares in these Funds. Although you are not a shareholder of any Fund, you have the right to instruct us, as the issuer of the Contract, as to the manner in which the number of shares of each Fund attributable to your Contract should be voted. We will follow your voting instructions if they are received in time to be voted at the meeting. Shares for which no timely voting instructions are received will be voted by us in the same proportion as the shares for which we receive instructions.

         You will be asked to give voting instructions on several proposals, including the election of Trustees, a new management agreement and a number of items designed to provide for efficiencies and flexibility in the administration of the Funds.

         We have enclosed a copy of the Notice of Special Meeting of Shareholders and Proxy Statement dated August 28, 2001, and a Supplement relating to the change in time and place of the Meeting. Also enclosed is a card entitled "Voting Instructions." This card should be used to register your vote on the proposals to be acted on at the Meeting.

         Your vote on these matters is important. Please complete the Voting Instructions Card and return it promptly in the envelope provided to ensure that all the shares attributable to your Contract are voted by us.

                        Smith Barney Large Cap Core Fund
                      Smith Barney Growth and Income Fund
               Smith Barney International Aggressive Growth Fund
            Smith Barney Premier Selections All Cap Growth Portfolio
                     Smith Barney Large Cap Core Portfolio
                    Smith Barney Growth and Income Portfolio
                          Select Government Portfolio

                                125 Broad Street
                            New York, New York 10004

                                October 18, 2001


             Supplement to Notice of Special Meeting of Shareholders

         The Notice of Special Meeting of Shareholders is revised to change the date, time and place of the Special Meeting of Shareholders to Tuesday, December 4, 2001 at 11:00 a.m. at the offices of Bingham Dana LLP, 399 Park Avenue, 21st Floor, New York, New York 10022. Shareholders of record on October 5, 2001 are entitled to vote at the Meeting and at any adjournments thereof.

                          Supplement to Proxy Statement

         The Proxy Statement is revised to change the date, time and place of the Special Meeting of Shareholders to Tuesday, December 4, 2001 at 11:00 a.m. at the offices of Bingham Dana LLP, 399 Park Avenue, 21st Floor, New York, New York 10022.

         Shareholders of record at the close of business on October 5, 2001 are entitled to vote at the Meeting and have one vote for each share held. As of October 5, 2001, the following number of shares of each Fund were outstanding:

                                                    Number of Shares Outstanding
Large Cap Core Fund
    Class A                                                   23,953,061.233
    Class B                                                   23,793,388.250
    Class L                                                      296,347.265
    Class 1                                                  182,128,635.540
Growth and Income Fund
    Class A                                                   22,467,096.693
    Class B                                                   12,950,325.551
    Class L                                                      449,593.303
    Class O                                                      188,654.395

                                                    Number of Shares Outstanding
    Class P                                                     3,730,433.900
    Class Y                                                    12,327,164.925
    Class 1                                                    52,328,748.248
International Aggressive
    Growth Fund
    Class A                                                     2,562,267.942
    Class B                                                     3,447,724.299
    Class L                                                       180,516.633
    Class 1                                                       217,908.614

Premier Selections All Cap
     Growth Portfolio                                           3,171,872.094
Large Cap Core Portfolio                                        7,299,524.746
Growth and Income Portfolio                                     3,692,288.787
Select Government Portfolio                                     1,340,104.224

         On October 5, 2001, all shares of the Premier Selections All Cap Growth Portfolio, Large Cap Core Portfolio, Growth and Income Portfolio and Select
Government Portfolio were owned of record by one or more of The Travelers Insurance Company and The Travelers Life Annuity Company (referred to in this proxy statement as Participating Insurance Companies) and held in separate accounts which fund benefits under variable contracts issued by the Participating Insurance Companies.

         The proxy statement and the accompanying materials are being mailed by the Board of Trustees on or about October 18, 2001.